Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Approach Resources, Inc. of our reports dated March 9, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Approach Resources, Inc., which reports appear in the Form 10-K of Approach Resources, Inc. for the year ended December 31, 2017.

/s/ Moss Adams LLP

Dallas, Texas

June 29, 2018